Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Glass House Brands Inc.

Long Beach, California

We consent to the inclusion of our report dated May 4, 2021, included in the Form 20-F of Glass House Brands Inc., with respect to the consolidated balance sheet of GH Group Inc. as of December 31, 2020, combined balance sheets as of December 31, 2019 and 2018, and the related consolidated and combined statements of operations, changes in shareholders’/members’ equity, and cash flows for the years then ended.

We also consent to the inclusion of our report dated July 9, 2021, included in the Form 20-F of Glass House Brands Inc., with respect to the unaudited interim consolidated balance sheet of GH Group Inc. as of March 31, 2021, and the related unaudited condensed interim consolidated statements of operations, changes in shareholders’/members’ equity, and cash flows for the three months ended March 31, 2021 and 2020.

/s/ Macias Gini & O’Connell LLP

Los Angeles, California

December 21, 2022

Macias Gini & O’Connell LLP
2029 Century Park East, Suite 1500
Los Angeles, CA 90067	www.mgocpa.com